Alvin L. Thomas
Attorney at Law

281 920-0325
832 567-2679
alvinthomas@houston.rr.com

823 LaMonte Lane
Houston, Texas 77018

January 22, 2007

Mr. Jonathan Gilchrist
Chairman
Southfield Energy Corporation
1240 Blalock Road, Suite 150
Houston, Texas 77055

RE: Agreement to Purchase
Spraberry Aldwell Unit interest
Reagan County, Texas

Dear Mr. Gilchrist:

The purpose of this letter is to document my agreement to sell, and Southfield Energy Corporation's (SEC) agreement to buy, the interest of Alvin L. Thomas (Thomas) in the Spraberry Aldwell Unit, (SAU) Reagan County, Texas.

In consideration of the payment by SEC of One Hundred Sixty-five Thousand Dollars ($165,000) to Thomas, Thomas agrees to assign to SEC all his right, title and interest in the SAU, which is derived from ownership of an undivided interest in the following lease:

> N.L. Douglas, et ux., Lessor, J. W. Doss, Lessee, covering lands located in NW/4 Sec. 33, Block B, L&SV Survey, Reagan County, Texas, limited in rights from the surface to a depth of 7552 feet, recorded at Volume 25, Page 220.

The Assignment will warrant title by special warranty against any claims by, through or under Thomas. In addition, it will convey all interest owned by Thomas in the equipment and facilities related to the producing wells located within the SAU.

Thomas represents that, to the best of his knowledge, there are no liens or other claims that might burden his interest. Operator billings for drilling and completion costs and operating expense are paid in the ordinary course of business, and no billing is past due. There may be wells consented to by Thomas on which drilling operations have not yet commenced, but the number of wells in that status, if any, is immaterial.

The Assignment will be effective as of 11:59 p.m. December 31, 2006 for all purposes (the Effective Date). Thomas will be entitled to revenue produced by sales prior to the Effective Date, and SEC to revenue produced by sales after the Effective Date. No adjustment will be made for production in lease tanks and not sold on the Effective Date. In the event the operator makes an adjustment on a revenue statement after the Effective Date that adjusts revenue prior to the Effective Date, no adjustment will

be made between the parties unless the adjustment is material. "Material", for this purpose, means that the operator's adjustment on a revenue statement (check stub) exceeds, in total, $200 for the month.

Closing shall occur at the offices of SEC on or before January 24, 2007 at 5 p.m.

AGREED this 22nd day of January, 2007, in Houston, Texas.

Southfield Energy Corporation

____
Chairman

____
Alvin L. Thomas

ASSIGNMENT OF OIL AND GAS LEASE

STATE OF TEXAS)
)
COUNTY OF REAGAN)

Alvin L. Thomas, whose address is 823 Lamonte Lane, Houston, Texas 77018, hereinafter referred to as Assignor, for and in consideration of TEN DOLLARS ($10.00) cash in hand paid, the covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby BARGAIN, GRANT, SELL, CONVEY, TRANSFER AND ASSIGN unto Southfield Energy Corporation, a Nevada corporation, whose address is 1240 Blalock Road, Suite 150, Houston, Texas 77055, herein referred to as Assignee, its successors and assigns, all of his right, title and interest in and to the following Oil and Gas Lease:

> N. L. Douglas, et ux., Lessor and J. W. Doss, Lessee, covering lands in NW/4 Sec. 33, Block B, L&SV Survey, Reagan County, Texas, limited to rights from the surface to a depth of 7552 feet, recorded at Volume 25, Page 220.

This Assignment is made by the Assignor subject to all the terms, conditions and obligations contained in the Lease.

This Assignment also bargains, sells and conveys all right, title and interest of Assignor in equipment, facilities, and other personal property appurtenant to the Lease conveyed herein.

TO HAVE AND TO HOLD such interest in said Lease unto the Assignee, and its successors and assigns, but warranting title only as to those claiming by, through or under Assignor, and not otherwise.

This Assignment shall be effective for all purposes as of 11:59 p.m. Central Standard Time, December 31, 2006.

Executed this 23d day of January 2007, but effective as set forth above.

ASSIGNOR:

Alvin L. Thomas

STATE OF TEXAS)
)
COUNTY OF HARRIS)

The foregoing Assignment of Oil and Gas Lease was acknowledged before me on the 23d day of January 2007 by Alvin L. Thomas as his free and voluntary act, for the purposes set forth therein.

Notary Public

FRANCES C. JACKSON
Notary Public, State of Texas
Commission Expires 5-5-10

After recording, return to:

Southfield Energy Corporation
1240 Blalock Road, Suite
Houston, Texas 77055

FILED
AT 10:30 O'CLOCK a M
ON THE 12 DAY OF March
A.D. 2007
INS. NO. 100753
Terri Pullig
COUNTY CLERK, REAGAN COUNTY TEXAS
Brenda Tucker
DEPUTY

STATE OF TEXAS
COUNTY OF REAGAN
I hereby certify that this instrument was FILED on the date and at the time stamped hereon by me and was duly RECORDED in the Volume and Page of the Official Public Records of Reagan County, Texas.

County Clerk, Reagan County, Texas

OFFICIAL PUBLIC RECORDS
VOL. 80 PAGE 802
RECORDED 3-12-07

0080 PAGE 0803